Exhibit 10.16

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT is entered into as of the 9th day of July 2004 by and between AmeriFirst, Inc., a Delaware corporation ("AmeriFirst"), and Lee Tawes, ("Tawes").

                                   Background

      AmeriFirst is in the viatical and life settlement business. Tawes desires to loan Six Hundred Thousand ($ 600,000) Dollars (the "Loan") to AmeriFirst. AmeriFirst and its shareholders have entered into that certain Letter Agreement dated of even date herewith (the "Letter Agreement") which contemplates and is conditioned upon Tawes making the Loan. As an inducement to make the Loan to AmeriFirst, Tawes will receive a 10% equity interest in AmeriFirst. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Letter Agreement.

                                    Agreement

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

      1. Loan. Tawes shall loan to AmeriFirst, and AmeriFirst shall borrow from Tawes, the sum of Six Hundred Thousand Dollars ($600,000), to be funded as follows: $200,000 shall be wired to the account of AmeriFirst on July 9, 2004, $200,000 on August 9, 2004 and the remaining $200,000 on September 9, 2004. The Loan shall be evidenced by a Promissory Note in the form attached hereto as Exhibit A (the "Note").

      2. Repayment of the Loan. The Loan, together with interest accrued at the rate of eight percent (8.0%) per annum, shall be paid from the Net Operating Income of AmeriFirst in accordance with the provisions of Section 3 of the Letter Agreement; provided, however, the repayment of the Loan shall be subordinate to the repayment of the Operational Loans and subject to the terms of the Letter Agreement and any definitive documentation executed by AmeriFirst, the Shareholders and Tawes, incorporating the terms thereof. Tawes hereby acknowledges receipt of a copy of the executed Letter Agreement.

      3. Equity Interest; Board Seat. As an inducement to make the Loan, AmeriFirst agrees to grant to Tawes capital stock equal to a 10% equity interest in AmeriFirst and appoint Tawes to a vacant seat on its Board of Directors, each in accordance with the terms of the Letter Agreement. In the event Tawes fails to fully fund the Loan, then Tawes shall not be entitled to either the equity interest or Board appointment contemplated by this Section 3.

      4. Governing Law; Venue. This Agreement shall be governed in all respects by the laws of the State of Florida, without regard to any rules of conflict and choice of laws that would require the application of laws of another jurisdiction. The parties hereto (i) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought and heard in a court of competent jurisdiction in the State of Florida and the United States District Court for the Middle District of Florida, (ii) consent to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waive any objection to the laying of venue of any such suit, action or proceeding in any such court. The prevailing party in any dispute arising hereunder, whether or not suit be brought and including any appeals, will be entitled to recover from the other party costs and reasonable attorneys' and paralegals' fees. Tawes waives any objection based on forum non conveniens and any objection to venue in any action instituted hereunder.

      5. Indemnification. AmeriFirst hereby agrees to indemnify, defend and hold harmless Tawes from any and all claims, loss, liability, costs and damage, including without limitation court costs and attorney fees incurred by Tawes arising out of or connected with, directly or indirectly with the operations of AmeriFirst and this Loan.

      6. Legal Fees. All reasonable legal fees incurred by Tawes in connection with the negotiation, preparation and review of this Agreement, the Note or the Letter Agreement shall be paid by AmeriFirst.

      7. Non-Compete. Tawes agrees to execute and deliver a Non-Compete and Non-Solicitation Agreement with AmeriFirst pursuant to which Tawes shall agree not to compete with AmeriFirst in the viatical and life settlements business or solicit any employees, investors, customers or business partners of AmeriFirst for a period of three years from the date of the termination of his affiliation with AmeriFirst.

      8. Binding Effect. This Agreement shall be binding and inure to the benefit of the parties hereto and their representatives, respective heirs, successors and assigns.

      9. Amendment. This Agreement may be amended only by written agreement signed by all the parties hereto.

      10. Construction. Words used in the singular, neuter or masculine are to be construed in the plural, masculine or feminine, where applicable.

      11. Severability. If any provision of this Agreement is found by a Court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, this shall not affect the validity or enforceability of any other provision hereof.

      12. Not Assignable. The rights and obligations of the parties to this Loan Agreement are not assignable, either directly or indirectly.

      IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the year and date first above written.

                                              TAWES:

                                              /s/ Lee Tawes
                                              ----------------------------------
                                              Lee Tawes

                                              COMPANY:

                                              AmeriFirst, Inc.

                                              By:  /s/ John G. Tooke
                                                  ------------------------------
                                                  John G. Tooke, President

                                 PROMISSORY NOTE

$600,000.00                                                         July 9, 2004
                                                              St. Marys, Georgia

      FOR VALUE RECEIVED, AmeriFirst, Inc., a Delaware corporation, (hereinafter referred to as the "Debtor"), promises to pay to the order of Lee Tawes (hereinafter referred to as "Holder"), at such place as the Holder may designate in writing, the principal sum of Six Hundred Thousand Dollars ($600,000), or such portion thereof as shall have been advanced by Holder, together with interest at a rate equal to eight (8%) percent per annum on the unpaid balance in lawful money of the United States, which shall be legal tender in payment of all debts and due, public and private, at the time of payment as follows:

      Payments of principal and interest shall be payable in full to Holder from the Net Operating Income of Debtor in accordance with the provisions of
      Section 3 of that certain Letter Agreement dated of even date herewith and attached hereto as Exhibit A; provided, however, the repayment of this Note shall be subordinate to the repayment of the Operational Loans (as defined in the Letter Agreement) and subject to the terms of the Letter Agreement and any definitive documentation executed by AmeriFirst, the Shareholders and Tawes, incorporating the terms thereof.

      This Note may be prepaid, in full or in part, at any time, without the payment of any prepayment fee or penalty. Any payments shall first be applied to accrued interest and the balance against the principal.

      If Debtor shall fail to perform any of Debtor's obligations hereunder, then a default of Debtor's obligations hereunder shall be deemed to have occurred.

      No delay on the part of the Holder in exercising any right under this Note shall operate as a waiver of the right or of any other right under this note. The waiver of a right on any one occasion shall not be construed as the waiver of the right or remedy on any future occasion.

      The Debtor hereby waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, and diligence in collection or bringing suit. If the Debtor is in default and all indebtedness owing under this Note is due and payable, the Debtor agrees to pay the Holder's costs of collection, including reasonable attorney's fees and court costs incurred by the Holder in enforcing collection of this Note.

      Debtor acknowledges that Holder may assign this Note to any person or entity at any time without prior notice to Debtor. This obligation shall bind the Debtor and the Debtor's successors and assigns, and the benefits hereof shall inure to the Holder hereof and his successors and assigns.

                                       AMERIFIRST, INC., a Delaware corporation

                                       By: /s/ John G. Tooke
                                           -------------------------------------
                                           John G. Tooke, President

STATE OF GEORGIA

COUNTY OF CAMDEN

      The foregoing instrument was executed, acknowledged and delivered before me this 9th day of July 2004 by John G. Tooke, President of AmeriFirst, Inc., a Delaware corporation, who has produced a Florida Drivers License as identification.

                                                 /s/ Chinesia Sykes
                                       -----------------------------------------
                                       Notary Public, State and County
                                         Aforesaid
                                       Print Name:  Chinesia Sykes
                                       My commission expires: 8/21/05
SEAL                                   My commission number: